Exhibit 99.1

ANI PHARMACEUTICALS ANNOUNCES PRICING OF $75 MILLION PUBLIC OFFERING OF COMMON STOCK

BAUDETTE, Minn.-- (BUSINESS WIRE) – May 12, 2023 -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (“ANI” or the "Company") today announced the pricing of its previously announced underwritten public offering of 1,898,735 shares of its common stock at a public offering price of $39.50 per share. The gross proceeds of the offering to the Company are expected to be $75 million, before deducting the underwriting discounts and commissions and other offering expenses. In addition, ANI granted the underwriters a 30-day option to purchase up to an additional 284,810 shares of common stock at the public offering price, less underwriting discounts and commissions.

The closing of the offering is expected to occur on or about May 16, 2023, subject to the satisfaction of customary closing conditions.

Guggenheim Securities, LLC is acting as lead book-running manager for the offering. Truist Securities is also acting as a book-runner for the offering. H.C. Wainwright & Co. is acting as lead manager for the offering.

The securities described above are being offered by ANI pursuant to a shelf registration statement on Form S-3 (File No. 333-239771) which was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 9, 2020, and was declared effective by the SEC on July 17, 2020.

A preliminary prospectus supplement relating to the offering was filed with the SEC on May 11, 2023 and is available on the SEC’s website at http://www.sec.gov. The final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website. Before investing in the offering, you should read each of the prospectus supplement and the accompanying prospectus relating to the offering in their entirety as well as the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus relating to the offering, which provide more information about the Company and the offering. Copies of the final prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com or from Truist Securities, Inc., Attention: Prospectus Department, 3333 Peachtree Road NE, 9th floor, Atlanta, Georgia 30326, by telephone at (800) 685-4786, or by email at TruistSecurities.prospectus@Truist.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ANI Pharmaceuticals, Inc.

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified bio-pharmaceutical company serving patients in need by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceutical products, including for diseases with high unmet medical need. Our team is focused on delivering sustainable growth by building a successful Purified Cortrophin® Gel franchise, strengthening our generics business with enhanced development capability, innovation in established brands and leveraging our North American manufacturing capabilities.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation statements regarding expected net proceeds from the offering, expected use of proceeds, and the timing of the closing of the offering, are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause ANI’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering, as well as the risks and uncertainties set forth in ANI’s Annual Report on Form 10-K for the year ended December 31, 2022, the preliminary prospectus supplement related to the public offering and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect ANI’s results of operations, which would, in turn, have a significant and adverse impact on ANI’s stock price. Any forward-looking statements contained in this press release speak only as of the date hereof, and ANI specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: ANI Pharmaceuticals, Inc.